[Crown Castle Letterhead]

Exhibit 99.1

New Release

Contacts:	W. Benjamin Moreland, CFO
Jay Brown, Treasurer
Crown Castle International Corp.
713-570-3000

CROWN CASTLE INTERNATIONAL

REPORTS SECOND QUARTER 2004 RESULTS

July 28, 2004 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE:CCI) today reported results for the second quarter ended June 30, 2004. Results from Crown Castle’s UK subsidiary have been classified as discontinued operations, pending the closing of the previously announced sale.

Site rental revenue for the second quarter of 2004 increased 12.7 percent to $131.4 million, up $14.8 million from $116.6 million for the same period in the prior year. Operating income improved to $3.5 million in the second quarter of 2004 from $(10.0) million in the second quarter of 2003, an increase of $13.5 million.

Net loss was $39.6 million for the second quarter of 2004 compared to a net loss of $80.8 million for the same period in 2003. Net loss after deduction of dividends on preferred stock was $48.9 million in the second quarter of 2004 compared to a loss of $100.9 million for the same period last year. Second quarter net loss per share was $(0.22) compared to a loss per share of $(0.47) in last year’s second quarter.

OPERATING RESULTS

US site rental revenue for the second quarter of 2004 increased $10.3 million, or 9.3 percent, to $120.8 million, from $110.5 million for the same period in 2003. US site rental gross margin, defined as site rental revenue less site rental cost of operations, increased 13.0% to $82.5 million, up $9.5 million in the second quarter of 2004 from the same period in 2003. On a consolidated basis, site rental gross margin, defined as site rental revenue less site rental cost of operations, increased 16.8% to $89.5 million, up $12.9 million in the second quarter of 2004 from the same period in 2003. These results approximate same tower sales and gross margin as over 99% of Crown Castle’s sites were in operation for the 12 months preceding June 30, 2004.

“We are very pleased with the second quarter results and the growth we continue to see in our core business,” stated John P. Kelly, President and Chief Executive Officer of Crown Castle. “In the past year, we have achieved $51.6 million growth in annualized recurring gross margin on $54.4 million of additional annualized recurring revenue, while total general and administrative costs have remained unchanged. Based on our signed leases to date and our expected leasing during the second half of the year, we expect US leasing to increase approximately 25% this year compared to last year.”

Net cash from operating activities for the second quarter of 2004 was $35.2 million. Free cash flow, defined as net cash from operating activities less capital expenditures, was a source of cash of $22.6 million for the second quarter of 2004. For the second quarter of 2004, total capital expenditures were $12.7 million, comprised of $3.5 million of maintenance capital expenditures and $9.2 million of revenue generating capital expenditures. Crown Castle had $232.5 million of cash and cash equivalents as of June 30, 2004.

SALE OF UK SUBSIDIARY

On June 28, 2004, Crown Castle announced it had signed a definitive agreement to sell its UK subsidiary to National Grid Transco Plc for $2.035 billion in cash. Crown Castle will use approximately $1.3 billion of the proceeds from the transaction to fully repay Crown Castle Operating Company’s credit facility. Crown Castle expects to use the remaining net proceeds of approximately $740 million to repay debt or to invest in new business opportunities in the US.

As a result of the announced transaction, Crown Castle’s UK operations have been classified as discontinued operations. The closing date of the transaction, subject to certain approvals, is expected to be on or before September 30, 2004.

“We are continuing to proceed with closing the sale of the UK business,” stated W. Benjamin Moreland, Chief Financial Officer of Crown Castle. “We are finalizing a refinancing plan for the new balance sheet that we are targeting will deliver significant interest expense savings by January 1, 2005.”

OUTLOOK

The following statements and outlook table are based on current expectations and assumptions and assume a US dollar to Australian dollar exchange rate of 0.70 US dollars to 1.00 Australian dollar. This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein are set forth below and in Crown Castle’s filings with the Securities and Exchange Commission.

Crown Castle has increased its 2004 Outlook for Site Rental Revenue from between $524 million and $528 million to between $525 million and $530 million and Adjusted EBITDA from between $270 million and $280 million to between $280 million and $287 million. Based primarily on increased leasing activity, Crown Castle has raised its 2004 outlook for revenue generating capital expenditures from between $23 million and $30 million to between $33 million and $40 million.

The following table sets forth Crown Castle’s current outlook for the third quarter and full year 2004 (dollars in millions):

	Third Quarter 2004	Full Year 2004
Site Rental Revenue	$134 to 136	$525 to 530
Adjusted EBITDA	$70 to 73	$280 to 287
Maintenance capital expenditures	$2 to 3	$7 to 10
Revenue generating capital expenditures	$13 to 15	$33 to 40

The following table sets forth Crown Castle’s current outlook for 2005 (dollars in millions):

2005 Outlook
Site Rental Revenue	$565 to 575
Adjusted EBITDA	$310 to 320
Net cash provided by operating activities	$225 to 245
Maintenance capital expenditures	$7 to 10
Revenue generating capital expenditures	$23 to 30
Free cash flow	$195 to 215

The Outlook above does not include results from our UK subsidiary. Crown Castle has not issued 2004 Outlook for net cash provided by operating activities and free cash flow because of the impact the timing of the expected closing of the sale of the UK subsidiary will have on 2004 interest expense. Crown Castle’s 2005 Outlook for net cash provided by operating activities includes expected savings from interest expense reductions that may be achieved through refinancings and further debt reductions associated with the application of sales proceeds and cash balances, and refinancings. Free cash flow is defined as net cash provided by operating activities less all capital expenditures (both maintenance and revenue generating capital expenditures).

CONFERENCE CALL DETAILS

Crown Castle has scheduled a conference call for Thursday, July 29, 2004, at 9:30 a.m. eastern time to discuss second quarter results and Crown Castle’s Outlook. Please dial 303-205-0044 and ask for the Crown Castle call at least 10 minutes prior to the start time. A telephonic replay of the conference call will be available from 11:30 a.m. eastern time on Thursday, July 29, 2004, through 11:59 p.m. eastern time on Thursday, August 5, 2004, and may be accessed by dialing 303-590-3000 using passcode 11003229#. An audio archive will also be available on the company’s website at http://www.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

Pro forma for the previously announced sale of Crown Castle UK, Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers and rooftops. Crown Castle offers significant wireless communications coverage to 68 of the top 100 United States markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 10,600 and over 1,300 wireless communication sites in the U.S. and Australia, respectively. For more information on Crown Castle visit: http://www.crowncastle.com.

Non-GAAP Financial Measures:

This press release includes presentations of Free Cash Flow and Adjusted EBITDA, which are non-GAAP financial measures. Crown Castle defines Free Cash Flow as net cash provided by operating activities less capital expenditures (both amounts from the Consolidated Statement of Cash Flows). Crown Castle defines Adjusted EBITDA as net loss plus cumulative effect of change in accounting principle, income (loss) from discontinued operations, minority interests, provision for income taxes, interest expense, amortization of deferred financing costs and dividends on preferred stock, interest and other income (expense), depreciation, amortization and accretion, non-cash general and administrative compensation charges, asset write-down charges and restructuring charges (credits). Free Cash Flow and Adjusted EBITDA are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles). Further, our measure of Free Cash Flow and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Free Cash Flow is presented as additional information because management believes it to be a useful indicator of our ability to execute our business strategy without reliance on additional borrowing or the use of our cash and cash equivalents. Adjusted EBITDA is presented as additional information because management believes it to be a useful indicator of the current financial performance of our core businesses. In addition, Adjusted EBITDA is the measure of current financial performance generally used in our debt covenant calculations. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures. Our results under GAAP are set forth in the financial statements following this press release.

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Free Cash Flow is computed as follows:

(In thousands of dollars)	For the Three Months Ended
	June 30, 2004	June 30, 2003
Net cash provided by operating activities	$35,232	$29,600
Less: Capital expenditures	(12,681)	(7,989)

Free Cash Flow	$22,551	$21,611

Free Cash Flow for the year ending December 31, 2005 is forecasted as follows:

(in millions of dollars)	Full Year 2005 Outlook
Net cash provided by operating activities	$225.0 to 245.0
Less: Capital expenditures	$(30.0) to (40.0)

Free Cash Flow	$195.0 to 215.0

Adjusted EBITDA is computed as follows:

(in thousands of dollars)	Three Months Ended June 30,
	2004	2003
Net loss	$(39,594)	$(80,831)
Income from discontinued operations, net of tax	(16,455)	(2,099)
Minority interests	1,463	730
Provision for income taxes	184	127
Interest expense and amortization of deferred financing costs	56,568	63,809
Interest and other income (expense)	1,349	8,271
Depreciation, amortization and accretion	61,119	60,763
Non-cash general and administrative compensation charges	6,203	5,834
Asset write-down charges	1,868	1,380
Restructuring charges (credits)	—	2,349

Adjusted EBITDA	$72,705	$60,333

Adjusted EBITDA for the quarter ending September 30, 2004 is forecasted as follows:

(in millions of dollars)	Q3 2004 Outlook
Net income (loss)	$527.0 to 557.0
Cumulative effect of change in accounting principle	—
Income from discontinued operations	(560.0) to (630.0)
Minority interests	0.5 to 2.5
Provision for income taxes	0.1 to 0.2
Interest expense, amortization of deferred financing costs and dividends on preferred stock	55.0 to 59.0
Interest and other (income) expense	1.0 to 2.5
Depreciation, amortization and accretion	60.0 to 62.0
Non-cash general and administrative compensation charges	1.4 to 1.5
Asset write-down charges	1.5 to 2.0
Restructuring charges	—

Adjusted EBITDA	$70.0 to 73.0

Adjusted EBITDA for the year ending December 31, 2004 and the year ending December 31, 2005 is forecasted as follows:

(in millions of dollars)	Full Year 2004 Outlook	Full Year 2005 Outlook
Net income (loss)	$326.9 to 480.0	$(21.3) to (51.3)
Cumulative effect of change in accounting principle	—	—
Income from discontinued operations	(560.0) to (630.0)	—
Minority interests	(1.0) to 4.0	(1.0) to 4.0
Provision for income taxes	0.5 to 1.0	0.0 to 2.0
Interest expense, amortization of deferred financing costs and dividends on preferred stock	183.3 to 207.0	71.5 to 81.5
Interest and other (income) expense	19.8 to 26.2	19.8 to 23.8
Depreciation, amortization and accretion	221.0 to 251.0	221.0 to 251.0
Non-cash general and administrative compensation charges	12.0 to 14.0	12.0 to 14.0
Asset write-down charges	3.8 to 7.6	1.9 to 3.0
Restructuring charges	—	—

Adjusted EBITDA	$280.0 to 287.0	$310.0 to 320.0

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to plans, projections and estimates regarding (i) demand and leasing rates for our sites and towers, (ii) our ability to close the sale of our UK business (“UK Transaction”) in the time frame anticipated or at all, (iii) the use of proceeds from the UK Transaction, (iv) the effect of the UK Transaction on our financial and operating position, (v) potential refinancing plans, (vi) potential interest expense reduction, (vii) currency exchange rates, (viii) revenues, (ix) net cash provided by operating activities, (x) adjusting EBITDA (xi) capital expenditures, and (xii) free cash flow, including free cash flow per share. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

➢	Our substantial level of indebtedness may adversely affect our ability to react to changes in our business and limit our ability to use debt to fund future capital needs.

➢	Restrictive covenants on our debt instruments may limit our ability to take actions that may be in our best interests. If we fail to comply with our covenants, our debt may be accelerated.

➢	Our business depends on the demand for wireless communications and towers, and we may be adversely affected by any slowdown in such demand.

➢	The loss, consolidation, network sharing or financial instability of any of our limited number of customers may materially decrease revenues.

➢	An economic or wireless telecommunications industry slowdown may materially and adversely affect our business and the business of our customers.

➢	We operate in a competitive industry and some of our competitors have significantly more resources or less debt than we do.

➢	Technology changes may significantly reduce the demand for site leases and negatively impact our revenues.

➢	2.5G/3G and other technologies, including digital terrestrial television, may not deploy or be adopted by customers as rapidly or in the manner projected.

➢	We generally lease or sublease the land under our sites and towers and may not be able to maintain these leases.

➢	Our international operations expose us to changes in foreign currency exchange rates.

➢	We may need additional financing, which may not be available for strategic growth opportunities or contractual obligations.

➢	Fluctuations in market interest rates may increase interest expense relating to our floating rate indebtedness.

➢	Laws and regulations, which may change at any time and with which we may fail to comply, regulate our business.

➢	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

➢	We are heavily dependent on our senior management.

➢	We may suffer from future claims if radio frequency emissions from equipment on our sites and towers are demonstrated to cause negative health effects.

➢	Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

➢	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

➢	Disputes with customers and suppliers may adversely affect results.

Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission.

Crown Castle International Corp.

Condensed Consolidated Statement of Operations

And Other Financial Data

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net revenues:
Site rental	$131,363	$116,646	$260,332	$230,481
Network services and other	18,513	19,629	33,216	36,548

Total net revenues	149,876	136,275	293,548	267,029

Costs of operations:
Site rental	41,843	39,985	82,778	80,593
Network services and other	12,272	12,819	23,268	24,430

Total costs of operations	54,115	52,804	106,046	105,023

General and administrative	22,685	22,220	44,295	42,738
Corporate development	371	918	810	2,538
Restructuring charges (credits)	—	2,349	(33)	2,349
Asset write-down charges	1,868	1,380	3,816	1,380
Non-cash general and administrative compensation charges	6,203	5,834	8,418	7,728
Depreciation, amortization and accretion	61,119	60,763	122,344	122,226

Operating income (loss)	3,515	(9,993)	7,852	(16,953)
Interest and other income (expense)	(1,349)	(8,271)	(26,376)	(10,834)
Interest expense and amortization of deferred financing costs	(56,568)	(63,809)	(113,890)	(127,520)

Loss from continuing operations before income taxes, minority interests and cumulative effect of change in accounting principle	(54,402)	(82,073)	(132,414)	(155,307)
Provision for income taxes	(184)	(127)	(337)	(243)
Minority interests	(1,463)	(730)	(2,809)	(1,287)

Loss from continuing operations before cumulative effect of change in accounting principle	(56,049)	(82,930)	(135,560)	(156,837)
Income from discontinued operations, net of tax	16,455	2,099	30,999	7,541

Loss before cumulative effect of change in accounting principle	(39,594)	(80,831)	(104,561)	(149,296)
Cumulative effect of change in accounting principle for asset retirement obligations	—	—	—	(551)

Net loss	(39,594)	(80,831)	(104,561)	(149,847)
Dividends on preferred stock, net of gains (losses) on purchases of preferred stock	(9,332)	(20,081)	(19,028)	(34,452)

Net loss after deduction of dividends on preferred stock, net of gains (losses) on purchases of preferred stock	$(48,926)	$(100,912)	$(123,589)	$(184,299)

Per common share – basic and diluted:
Loss from continuing operations before cumulative effect of change in accounting principle	$(0.29)	$(0.48)	$(0.70)	$(0.88)
Income from discontinued operations	0.07	0.01	0.14	0.03
Cumulative effect of change in accounting principle	—	—	—	—

Net loss	$(0.22)	$(0.47)	$(0.56)	$(0.85)

Common shares outstanding – basic and diluted	221,853	215,969	220,574	216,464

Adjusted EBITDA (before restructuring and asset write-down charges):
Site rental	$82,197	$69,933	$163,609	$136,881
Network services and other (before corporate development expenses)	(9,121)	(8,682)	(20,402)	(17,613)

Adjusted EBITDA before corporate development expenses	73,076	61,251	143,207	119,268
Corporate development	(371)	(918)	(810)	(2,538)

Total Adjusted EBITDA	$72,705	$60,333	$142,397	$116,730

Crown Castle International Corp.

Condensed Consolidated Balance Sheet

(in thousands)

	June 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$232,503	$462,427
Receivables, net of allowance for doubtful accounts	35,652	38,219
Inventories	9,308	9,615
Prepaid expenses and other current assets	30,714	32,133
Assets of discontinued operations	2,020,628	2,026,267

Total current assets	2,328,805	2,568,661
Property and equipment, net of accumulated depreciation	3,622,355	3,755,073
Goodwill	267,071	267,071
Deferred financing costs and other assets, net of accumulated amortization	151,975	146,786

	$6,370,206	$6,737,591

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,060	$9,785
Accrued interest	43,705	49,063
Accrued compensation and related benefits	10,392	13,397
Deferred rental revenues and other accrued liabilities	97,043	106,384
Liabilities of discontinued operations	355,072	353,544
Long-term debt, current maturities	1,275,385	267,142

Total current liabilities	1,790,657	799,315
Long-term debt, less current maturities	1,898,752	3,182,850
Other liabilities	52,803	55,978

Total liabilities	3,742,212	4,038,143

Minority interests	207,700	208,333
Redeemable preferred stock	507,371	506,702
Stockholders’ equity	1,912,923	1,984,413

	$6,370,206	$6,737,591

Crown Castle International Corp.

Condensed Consolidated Statement of Cash flows

	Three Months Ended June 30,
	2004	2003
Cash flows from operating activities:
Net loss	$(39,594)	$(80,831)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	61,119	60,763
Non-cash general and administrative compensation charges	6,203	5,834
Amortization of deferred financing costs and discounts on long-term debt	2,813	17,378
Asset write-down charges	1,868	1,380
Minority interests and loss on issuance of interest in joint venture	1,463	8,844
Equity in losses (earnings) and write-downs of unconsolidated affiliates	1,405	1,380
Income from discontinued operations	(16,455)	(2,099)
Changes in assets and liabilities:
Increase in accrued interest	12,475	14,079
Increase in deferred rental revenues and other liabilities	3,275	1,128
Decrease in inventories, prepaid expenses and other assets	1,091	2,980
Increase (decrease) in accounts payable	924	(4,427)
(Increase) decrease in receivables	(1,355)	3,191

Net cash provided by operating activities	35,232	29,600

Cash flows from investing activities:
Proceeds from disposition of property and equipment	1,065	—
Capital expenditures	(12,681)	(7,989)
Investments in affiliates and other	(305)	(12,973)
Maturities of investments	—	14,808
Acquisition of minority interest in joint venture	—	(5,873)

Net cash used for investing activities	(11,921)	(12,027)

Cash flows from financing activities:
Proceeds from issuance of capital stock	22,711	896
Purchases of capital stock	(12,901)	(38,688)
Principal payments on long-term debt	(11,615)	(4,750)
Net borrowings (payments) under revolving credit agreements	—	(10,000)

Net cash used for financing activities	(1,805)	(52,542)

Effect of exchange rate changes on cash	(1,185)	2,026
Discontinued operations	40,697	15,695

Net increase (decrease) in cash and cash equivalents	61,018	(17,248)
Cash and cash equivalents at beginning of period	171,485	476,950

Cash and cash equivalents at end of period	$232,503	$459,702

Supplemental disclosure of cash flow information:
Interest paid	$40,065	$32,319
Income taxes paid	184	126

CROWN CASTLE INTERNATIONAL CORP.

Summary Fact Sheet

(in $ thousands)

	Quarter Ended 9/30/03			Quarter Ended 12/31/03
	US	AUS	CCIC	US	AUS	CCIC
Revenues
Site Rental	113,387	6,740	120,127	117,686	7,860	125,546
Services	16,361	1,035	17,396	17,561	811	18,372
Total Revenues	129,748	7,775	137,523	135,247	8,671	143,918

Operating Expenses
Site Rental	37,298	2,764	40,062	39,353	3,167	42,520
Services	9,668	510	10,178	11,604	534	12,138
Total Operating Expenses	46,966	3,274	50,240	50,957	3,701	54,658

General & Administrative
Site Rental	4,319	2,037	6,356	4,889	2,451	7,340
Services	15,066	—	15,066	15,561	—	15,561
Total General & Administrative	19,385	2,037	21,422	20,450	2,451	22,901

Operating Cash Flow
Site Rental	71,770	1,939	73,709	73,444	2,242	75,686
Services	(8,373)	525	(7,848)	(9,604)	277	(9,327)
Total Pre-Overhead Cash Flow	63,397	2,464	65,861	63,840	2,519	66,359

Corporate Overhead	1,039	—	1,039	1,987	—	1,987
Adjusted EBITDA	62,358	2,464	64,822	61,853	2,519	64,372

	Quarter Ended 9/30/03			Quarter Ended 12/31/03
	US	AUS	CCIC	US	AUS	CCIC
Gross Margins:
Site Rental	67%	59%	67%	67%	60%	66%
Services	41%	51%	41%	34%	34%	34%

Operating Cash Flow Margins
Site Rental	63%	29%	61%	62%	29%	60%
Services	-51%	51%	-45%	-55%	34%	-51%

Adjusted EBITDA Margin	48%	32%	47%	46%	29%	45%

	Quarter Ended 3/31/04			Quarter Ended 6/30/04
	US	AUS	CCIC	US	AUS	CCIC
Revenues
Site Rental	120,695	8,274	128,969	120,827	10,536	131,363
Services	13,499	1,204	14,703	17,390	1,123	18,513
Total Revenues	134,194	9,478	143,672	138,217	11,659	149,876

Operating Expenses
Site Rental	37,233	3,702	40,935	38,332	3,511	41,843
Services	10,268	728	10,996	11,591	681	12,272
Total Operating Expenses	47,501	4,430	51,931	49,923	4,192	54,115

General & Administrative
Site Rental	4,242	2,380	6,622	4,693	2,630	7,323
Services	14,988	—	14,988	15,362	—	15,362
Total General & Administrative	19,230	2,380	21,610	20,055	2,630	22,685

Operating Cash Flow
Site Rental	79,220	2,192	81,412	77,802	4,395	82,197
Services	(11,757)	476	(11,281)	(9,563)	442	(9,121)
Total Pre-Overhead Cash Flow	67,463	2,668	70,131	68,239	4,837	73,076

Corporate Overhead	439	—	43	371	—	371
Adjusted EBITDA	67,024	2,668	69,692	67,868	4,837	72,705

	Quarter Ended 3/31/04			Quarter Ended 6/30/04
	US	AUS	CCIC	US	AUS	CCIC
Gross Margins:
Site Rental	69%	55%	68%	68%	67%	68%
Services	24%	40%	25%	33%	39%	34%

Operating Cash Flow Margins
Site Rental	66%	26%	63%	64%	42%	63%
Services	-87%	40%	-77%	-55%	39%	-49%

Adjusted EBITDA Margin	50%	28%	49%	49%	41%	49%

Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP

Financial Measure:

(in $ thousands)

	Quarter Ended
	09/30/2003	12/31/2003	03/31/2004	06/30/2004
Net loss	$(99,678)	$(148,840)	$(64,967)	$(39,594)
Income from discontinued operations, net of tax	(5,076)	2,159	(14,544)	(16,455)
Cumulative effect of change in accounting principle for asset retirement obligations, net of related income tax benefits	—	—	—	—
Minority interests	(151)	1,258	1,346	1,463
Provision for income taxes	85	137	153	184
Interest expense, amortization of deferred financing costs and dividends on preferred stock	62,408	68,906	57,322	56,568
Interest and other income (expense)	35,104	72,521	25,027	1,349
Depreciation, amortization and accretion	60,846	61,378	61,225	61,119
Non-cash general and administrative compensation charges	6,205	53	2,215	6,203
Asset write-down charges	6,137	6,800	1,948	1,868
Restructuring charges (credits)	(1,058)	—	(33)	—
Adjusted EBITDA	$64,822	$64,372	$69,692	$72,705

CROWN CASTLE INTERNATIONAL CORP.

Summary Fact Sheet

Restricted and Unrestricted Subsidiaries

(in $ thousands)

	Quarter Ended 9/30/03
	Restricted	Crown Atlantic	Other	CCIC
Revenues
Site Rental	94,620	25,507	—	120,127
Services	14,034	3,362	—	17,396
Total Revenues	108,654	28,869	—	137,523

Operating Expenses
Site Rental	31,162	8,900	—	40,062
Services	9,349	829	—	10,178
Total Operating Expenses	40,511	9,729	—	50,240

General & Administrative
Site Rental	5,899	457	—	6,356
Services	12,664	988	1,414	15,066
Total General & Administrative	18,563	1,445	1,414	21,422

Operating Cash Flow
Site Rental	57,559	16,150	—	73,709
Services	(7,979)	1,545	(1,414)	(7,848)
Total Pre-Overhead Cash Flow	49,580	17,695	(1,414)	65,861

Corporate Overhead	1,039	—	—	1,039
Adjusted EBITDA	48,541	17,695	(1,414)	64,822

	Quarter Ended 9/30/03
	Restricted	Crown Atlantic	Other	CCIC
Gross Margins:
Site Rental	67%	65%	—	67%
Services	33%	75%	—	41%

Operating Cash Flow Margins
Site Rental	61%	63%	—	61%
Services	-57%	46%	—	-45%

Adjusted EBITDA Margin	45%	61%	N/A	47%

	Quarter Ended 12/31/03
	Restricted	Crown Atlantic	Other	CCIC
Revenues
Site Rental	98,047	27,499	—	125,546
Services	15,227	3,145	—	18,372
Total Revenues	113,274	30,644	—	143,918

Operating Expenses
Site Rental	32,724	9,796	—	42,520
Services	10,010	2,128	—	12,138
Total Operating Expenses	42,734	11,924	—	54,658

General & Administrative
Site Rental	6,769	571	—	7,340
Services	12,680	1,198	1,683	15,561
Total General & Administrative	19,449	1,769	1,683	22,901

Operating Cash Flow
Site Rental	58,554	17,132	—	75,686
Services	(7,463)	(181)	(1,683)	(9,327)
Total Pre-Overhead Cash Flow	51,091	16,951	(1,683)	66,359

Corporate Overhead	1,987	—	—	1,987
Adjusted EBITDA	49,104	16,951	(1,683)	64,372

	Quarter Ended 12/31/03
	Restricted	Crown Atlantic	Other	CCIC
Gross Margins:
Site Rental	67%	64%	—	66%
Services	34%	32%	—	34%

Operating Cash Flow Margins
Site Rental	60%	62%	—	60%
Services	-49%	-6%	—	-51%

Adjusted EBITDA Margin	43%	55%	N/A	45%

	Quarter Ended 3/31/04
	Restricted	Crown Atlantic	Other	CCIC
Revenues
Site Rental	100,896	28,073	—	128,969
Services	13,178	1,525	—	14,703
Total Revenues	114,074	29,598	—	143,672

Operating Expenses
Site Rental	31,427	9,508	—	40,935
Services	9,373	1,623	—	10,996
Total Operating Expenses	40,800	11,131	—	51,931

General & Administrative
Site Rental	6,163	459	—	6,622
Services	12,325	989	1,674	14,988
Total General & Administrative	18,488	1,448	1,674	21,610

Operating Cash Flow
Site Rental	63,306	18,106	—	81,412
Services	(8,520)	(1,087)	(1,674)	(11,281)
Total Pre-Overhead Cash Flow	54,786	17,019	(1,674)	70,131

Corporate Overhead	439	—	—	439
Adjusted EBITDA	54,347	17,019	(1,674)	69,692

	Quarter Ended 3/31/04
	Restricted	Crown Atlantic	Other	CCIC
Gross Margins:
Site Rental	69%	66%	—	68%
Services	29%	-6%	—	25%

Operating Cash Flow Margins
Site Rental	63%	64%	—	63%
Services	-65%	-71%	—	-77%

Adjusted EBITDA Margin	48%	58%	N/A	49%

	Quarter Ended 6/30/04
	Restricted	Crown Atlantic	Other	CCIC
Revenues
Site Rental	103,650	27,713	—	131,363
Services	16,110	2,138	265	18,513
Total Revenues	119,760	29,851	265	149,876

Operating Expenses
Site Rental	32,561	9,282	—	41,843
Services	10,284	1,670	318	12,272
Total Operating Expenses	42,845	10,952	318	54,115

General & Administrative
Site Rental	6,847	476	—	7,323
Services	13,365	802	1,195	15,362
Total General & Administrative	20,212	1,278	1,195	22,685

Operating Cash Flow
Site Rental	64,242	17,955	—	82,197
Services	(7,539)	(334)	(1,248)	(9,121)
Total Pre-Overhead Cash Flow	56,703	17,621	(1,248)	73,076

Corporate Overhead	371	—	—	371
Adjusted EBITDA	56,332	17,621	(1,248)	72,705

	Quarter Ended 6/30/04
	Restricted	Crown Atlantic	Other	CCIC
Gross Margins:
Site Rental	69%	67%	—	68%
Services	36%	22%	-20%	34%

Operating Cash Flow Margins
Site Rental	62%	65%	—	63%
Services	-47%	-16%	-471%	-49%

Adjusted EBITDA Margin	47%	59%	-471%	49%

Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP

Financial Measure:

(in $ thousands)

	Quarter Ended
	09/30/2003	12/31/2003	03/31/2004	06/30/2004
Net loss	$(99,678)	$(148,840)	$(64,967)	$(39,594)
Income from discontinued operations, net of tax	(5,076)	2,159	(14,544)	(16,455)
Cumulative effect of change in accounting principle for asset retirement obligations, net of related income tax benefits	—	—	—	—
Minority interests	(151)	1,258	1,346	1,463
Provision for income taxes	85	137	153	184
Interest expense, amortization of deferred financing costs and dividends on preferred stock	62,408	68,906	57,322	56,568
Interest and other income (expense)	35,104	72,521	25,027	1,349
Depreciation, amortization and accretion	60,846	61,378	61,225	61,119
Non-cash general and administrative compensation charges	6,205	53	2,215	6,203
Asset write-down charges	6,137	6,800	1,948	1,868
Restructuring charges (credits)	(1,058)	—	(33)	—
Adjusted EBITDA	$64,822	$64,372	$69,692	$72,705

CCI FACT SHEET Q2 2004

$ in thousands

	Q2 ‘03	Q2 ‘04	% Change
CCUSA and Crown Atlantic
Site Rental Revenue	$110,504	$120,827	9%
Ending Sites	10,718	10,608	-1%

CCAUS
Site Rental Revenue	$6,142	$10,536	72%
Ending Sites	1,387	1,388	0%

TOTAL CCIC
Site Rental Revenue	$116,646	$131,363	13%
Ending Sites	12,105	11,996	-1%

Ending Cash and Investments	$523,158	$232,503
Debt
Bank Debt	$1,019,424	$1,455,385
Bonds	$2,167,414	$1,718,752
12 3/4% Preferred Stock	$223,904	$0
6 1/4% & 8 1/4% Convertible Preferred Stock	$506,033	$507,371
Total Debt	$3,916,775	$3,681,508

Leverage Ratios
Net Bank Debt / EBITDA*	2.1X	4.2X
Net Bank Debt + Bonds / EBITDA*	12.0X	10.1X
Total Net Debt / EBITDA*	14.1X	11.9X

*Last Quarter Annualized Adjusted EBITDA	$241,332	$290,820